UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 24, 2020

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AVGR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 10, 2020, Avinger, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the minimum bid price for the Company’s listed securities was less than $1.00 for the previous 30 consecutive business days. The Company initially had a period of 180 calendar days, or until September 8, 2020, to regain compliance with the Minimum Bid Price Requirement.

Also as previously reported, on April 20, 2020, the Company received notification from Nasdaq indicating that Nasdaq filed an immediately effective rule change with the SEC on April 16, 2020, pursuant to which the compliance periods for bid price and market value of publicly held shares requirements were tolled through June 30, 2020. As a result, the Company had until November 20, 2020 to regain compliance with Nasdaq’s Minimum Bid Price Requirement.

The Company did not regain compliance with the Minimum Bid Price Requirement by November 20, 2020. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company provided written notice to Nasdaq of its intent to cure the deficiency and, on November 24, 2020, the Company received notice that Nasdaq granted the Company an additional 180 calendar days, or until May 19, 2021, to regain compliance.

The Company intends to evaluate all available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement on or before May 19, 2021, including, if necessary, by effecting a reverse stock split of the Company’s common stock.

If at any time before May 19, 2021, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement. If, however, compliance with the Minimum Bid Price Requirement cannot be demonstrated by May 19, 2021, the Staff will provide written notification that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel. There can be no assurance that, if the Company does appeal the Staff’s delisting determination, such appeal would be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: November 25, 2020	By:	/s/ Mark Weinswig
Mark Weinswig
Chief Financial Officer